UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2006

GOLDEN PHOENIX MINERALS, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	0-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 _____Sparks, Nevada_____ (Address of Principal Executive Offices)	89434 (Zip Code)

(775) 853-4919

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

EMPLOYMENT AGREEMENT WITH ROBERT P. MARTIN

On March 8, 2006, Golden Phoenix Minerals, Inc. (the “Company”) entered into an Employment Agreement with Robert P. Martin to render employment to the Company as Executive Vice President and Corporate Secretary. Mr. Martin’s duties are to assist the Company’s executive management in the areas of corporate development and compliance, mergers and acquisitions, investment banking and fund raising, strategic relationships, marketing and public relations, in the United States and such other locations as deemed appropriate by the Board of Directors of the Company (the “Board”).

Until such a time that the Company achieves an initial cash flow through sales of molybdenite concentrates at the Ashdown Mine, the Company will accrue and defer the payment of Mr. Martin’s salary for the services to be rendered by him at the rate of One Hundred Thirty Five Thousand and No/100 Dollars ($135,000) annually (prorated for any portion of a year), subject to increases, if any, as the Board may determine in its sole discretion after periodic review of the performance of his duties not less frequently than annually. Thereafter, fifty percent (50%) of Mr. Martin’s base salary will be deferred and accrued as an obligation of the Company until the Company has fully satisfied its financial obligations to William and Candida Schnack and the Ashdown Mill LLC finance programs relating to the Ashdown Mine.

Once the Company achieves initial cash flow through sales of molybdenite concentrates at the Ashdown Mine has fully satisfied its financial obligations to William and Candida Schnack and the Ashdown Mill LLC finance programs relating to the Ashdown Mine, Mr. Martin’s salary will be adjusted to One Hundred Fifty Five Thousand and No/100 Dollars ($155,000) annually (prorated for any portion of a year), subject to increases, if any, as the Board may determine in its sole discretion after periodic review his duties not less frequently than annually.

Mr. Martin has also agreed to a non-competition clause while employed by the Company and a non-solicitation clause for a term of twenty four (24) months following termination of his employment.

EMPLOYMENT AGREEMENT WITH KENNETH S. RIPLEY

On March 13, 2006, Golden Phoenix Minerals, Inc. (the “Company”) entered into an Employment Agreement with Kenneth S. Ripley to render employment to the Company as Chief Executive Officer. Mr. Ripley’s duties are to will have the duties and responsibilities of the Company's Chief Executive Officer, as specified in the Company's Bylaws, and as directed by the Company's Board, to whom Mr. Ripley will report. Additionally, Mr. Ripley shall do and perform all lawful services, acts, or other things necessary or advisable to assist the Company’s executive management in the areas of corporate development and compliance, mergers and acquisitions, investment banking and fund raising, strategic relationships and public relations, in the United States and such other locations as deemed appropriate by the Board.

Until such a time that the Company achieves an initial cash flow through sales of molybdenite concentrates at the Ashdown Mine, the Company will accrue and defer the payment of Mr. Ripley’s salary for the services to be rendered by him at the rate of One Hundred Eighty Thousand and No/100 Dollars ($180,000) annually (prorated for any portion of a year), subject to increases, if any, as the Board may determine in its sole discretion after periodic review of the performance of his duties not less frequently than annually. Thereafter, fifty percent (50%) of Mr. Ripley’s base salary will be deferred and accrued as an obligation of the Company until the Company has fully satisfied its financial obligations to William and Candida Schnack and the Ashdown Mill LLC finance programs relating to the Ashdown Mine.

Once the Company achieves initial cash flow through sales of molybdenite concentrates at the Ashdown Mine has fully satisfied its financial obligations to William and Candida Schnack and the Ashdown Mill LLC finance programs relating to the Ashdown Mine, Mr. Ripley’s salary will be adjusted to One Hundred Ninety Five Thousand and No/100 Dollars ($195,000) annually (prorated for any portion of a year), subject to increases, if any, as the Board may determine in its sole discretion after periodic review his duties not less frequently than annually.

Mr. Ripley has also agreed to a non-competition clause while employed by the Company and a non-solicitation clause for a term of twenty four (24) months following termination of his employment.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

APPOINTMENT OF ROBERT P. MARTIN AS EXECUTIVE VICE PRESIDENT AND CORPORATE SECRETARY

(c)           On March 10, 2006, the Company announced the appointment of Robert P. Martin as the Company's Executive Vice President and Corporate Secretary.

Since March 2005, Mr. Martin has served as the Director of Corporate Development for the Company. He has also served as the Vice President of Waikiki Beach Activities and Rainbow Management Group in Honolulu, Hawaii since 1992. Mr. Martin earned his bachelors degree in Political Science from Washington University.

On September 26, 2005, the Company entered into a Production Payment Purchase Agreement (the "Agreement") with Ashdown Milling Company, LLC, a Nevada limited liability company ("Ashdown Milling"). Under the terms of the Agreement, Ashdown Milling agreed to purchase a production payment to be paid from the production of the Company’s Ashdown Mine for a minimum of $800,000. In addition, the Agreement provides that, upon the request of the Company for additional funds, Ashdown Milling has the right, but not the obligation, to increase its investment in the production payment up to an additional $700,000 for a maximum purchase price of $1,500.000. The amount of the production payment to be paid to Ashdown Milling is equal to a 12% net smelter returns royalty on the minerals produced from the mine until an amount equal to 240% of the total purchase price has been paid. Mr. Martin is a member, manager, and lead investor in Ashdown Milling. The transaction was approved by the Company’s Board of Directors. Mr. Martin is not director of the Company.

Mr. Martin does not have any family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

APPOINTMENT OF KENNETH S. RIPLEY AS CHIEF EXECUTIVE OFFICER

(c)           On March 13, 2006, the Company announced the appointment of Kenneth S. Ripley as the Company's Chief Executive Officer.

As previously disclosed in the Company’s Form 10-KSB for the fiscal year end December 31, 2004 and as filed with the Securities and Exchange Commission on April 18, 2005, Mr. Ripley has served as the Interim Chief Executive Officer for the Company since February 18, 2005. Over the past five years, Mr. Ripley has managed his commercial real estate holdings in Washington, Oregon and Florida. Mr. Ripley earned his bachelors degree in Physical Science from the University of Washington.

On June 14, 2005, the Company entered into a short term loan with Mr. Ripley. The combined amounts of $241,000 constitute two (2) loans payable on July 31, 2005. These loans have been extended for an indefinite period. Interest rates for the short term advances are at eighteen (18%) per annum and with setup charges have an annual rate of twenty-three percent (23%).

On September 26, 2005, the Company entered into a Production Payment Purchase Agreement (the "Agreement") with Ashdown Milling Company, LLC, a Nevada limited liability company ("Ashdown Milling"). Under the terms of the Agreement, Ashdown Milling agreed to purchase a production payment to be paid from the production of the Company’s Ashdown Mine for a minimum of $800,000. In addition, the Agreement provides that, upon the request of the Company for additional funds, Ashdown Milling has the right, but not the obligation, to increase its investment in the production payment up to an additional $700,000 for a maximum purchase price of $1,500.000. The amount of the production payment to be paid to Ashdown Milling is equal to a 12% net smelter returns royalty on the minerals produced from the mine until an amount equal to 240% of the total purchase price has been paid. Mr. Ripley is a member, manager, and lead investor in Ashdown Milling. The transaction was approved by the Company’s Board of Directors. Mr. Ripley is not director of the Company.

Mr. Ripley does not have any family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events.

On March 10, 2006, the Company issued a press release regarding the appointment of Mr. Martin as the Company's Executive Vice President and Corporate Secretary. A copy of the press release has been filed as an exhibit to this current report Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Exhibit Description

99.1	Press release dated March 10, 2006 entitled "Golden Phoenix Names Robert P. Martin Executive Vice President and Corporate Secretary”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Minnesota corporation

Dated:	March 13, 2006	By: /s/ David A. Caldwell

David A. Caldwell,

President and Chief Operating Officer